Exhibit 99.1

FOR IMMEDIATE RELEASE

ELLIE MAE REPORTS SECOND QUARTER 2014 RESULTS
Record Quarterly Revenue of $40.0 Million

PLEASANTON, CA - July 31, 2014 - Ellie Mae® (NYSE: ELLI), a leading provider of innovative on-demand software solutions and services for the residential mortgage industry, today reported results for the second quarter ended June 30, 2014.

Second Quarter Highlights

•	Revenue of $40.0 million compared to $34.3 million in Q2 2013

•	Net income of $4.4 million compared to $3.7 million in Q2 2013

•	Adjusted EBITDA of $13.2 million compared to $11.7 million in Q2 2013

•	98,996 active Encompass® users as of June 30, 2014, up 12% year over year

•	72,085 active SaaS Encompass users as of June 30, 2014, up 29% year over year

“Our second quarter performance was outstanding,” said Sig Anderman, CEO of Ellie Mae.  “Our business momentum continued to be driven by onboarding more users to our SaaS Encompass platform and ramping their usage of our on-demand services. Our results also highlighted the upside leverage in our business model when mortgage origination volumes uptick as they did on a sequential basis in the second quarter.”

“Second quarter Encompass seats booked were strong, with particularly notable growth in new customers as lenders continued to embrace our comprehensive solutions to meet their operational efficiency and regulatory compliance needs,” continued Mr. Anderman.

“Our pipeline remains strong and we are maintaining our guidance for the full year despite the forecasts of further declines in mortgage origination volume this year,” concluded Mr. Anderman.

Financial Results
Total revenue for the second quarter of 2014 increased 17% to $40.0 million, compared to $34.3 million in the second quarter of 2013. Net income for the second quarter of 2014 was $4.4 million, or $0.15 per diluted share, compared to net income of $3.7 million, or $0.13 per diluted share, in the second quarter of 2013.

On a non-GAAP basis, adjusted net income for the second quarter of 2014 was $9.1 million, or $0.31 per diluted share, compared to $8.2 million, or $0.29 per diluted share, in the second quarter of 2013. Adjusted EBITDA for the second quarter of 2014 was $13.2 million, compared to $11.7 million in the second quarter of 2013.

Exhibit 99.1

A reconciliation of the non-GAAP financial measures to their related GAAP financial measures is set forth below.

Key Operating Metrics:

•	The total number of active Encompass users increased 12% year over year to 98,996;

•	The total number of active users of the SaaS version of Encompass increased 29% year over year to 72,085, or 73% of all active Encompass users;

•	Contracted SaaS users, the total number of SaaS seats under contract with us, increased 39% year over year to about 110,000;

•	Total SaaS Encompass revenue increased 26% year over year to $24.0 million, representing 60% of total revenue for the quarter;

•	Revenue per average active Encompass user increased 3% year over year to $410;

•	Contracted revenue increased to 61% of total revenue, or $24.3 million in the second quarter, up from 49% or $16.8 million in the prior year’s second quarter; and

•
On-demand revenue increased 21% year over year to $38.1 million, comprising approximately 95% of total revenue for the quarter compared to on-premise revenue which decreased to $1.9 million or approximately 5% of total revenue for the quarter.

Third Quarter and Fiscal Year 2014 Financial Outlook
The July 2014 composite forecast of Fannie Mae, Freddie Mac and the Mortgage Bankers Association for 2014 mortgage origination volume is approximately $1.1 trillion, which represents a 41% decrease from estimated mortgage volume in 2013. These organizations publish monthly updates of their annual and quarterly forecasts. The July 2014 composite quarterly forecast for origination volume is as follows:

($ in billions)	Q1	Q2	Q3	Q4	Annual
2014	$238	$310	$306	$251	$1,105

The July composite forecast reflects a decline in 2014 origination volume from the forecast of $1.2 trillion as of May 1, 2014 when we issued our second quarter guidance. Today’s guidance reflects the most current volume forecasts available.

For the third quarter of 2014, revenue is expected to be in the range of $39.5 million to $41.0 million. Net income is expected to be in the range of $1.6 million to $2.0 million, or $0.05 to $0.07 per diluted share. Adjusted net income is expected to be in the range of $6.4 million to $7.1 million, or $0.21 to $0.23 per diluted share. Adjusted EBITDA is expected to be in the range of $9.7 million to $10.8 million.

Exhibit 99.1

For the full fiscal year 2014, guidance remains unchanged. Revenue is expected to be in the range of $150.0 to $153.5 million. Net income is expected to be in the range of $8.8 million to $9.5 million, or $0.30 to $0.32 per diluted share. Adjusted net income is expected to be in the range of $28.9 million to $30.2 million, or $0.98 to $1.01 per diluted share. Adjusted EBITDA is expected to be in the range of $40.5 million to $42.2 million.

Use of Non-GAAP Financial Measures
Ellie Mae provides investors with adjusted net income, adjusted EBITDA and free cash flow in conjunction with traditional GAAP operating performance of net income as part of its overall assessment of its performance. Adjusted net income consists of net income plus amortization of other intangible assets and non-cash, stock-based compensation expense. EBITDA consists of net income plus depreciation, amortization of other intangible assets, other income, net and income tax provision. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense. Free cash flow is calculated by subtracting cash paid for the acquisition of property and equipment from net cash provided by operating activities. Ellie Mae uses adjusted net income and adjusted EBITDA as measures of operating performance because they enable period to period comparisons by excluding potential differences caused by variations in the age of book depreciation of fixed assets and amortization of intangibles related to acquisitions, and changes in interest expense and interest income that are influenced by capital market conditions. The Company also believes it is useful to exclude non-cash, stock-based compensation expense from adjusted net income and adjusted EBITDA because the amount of non-cash expense associated with stock-based awards made at certain prices and points in time (a) do not necessarily reflect how the company’s business is performing at any particular time and (b) can vary significantly between periods due to the timing of new stock-based awards. Ellie Mae uses free cash flow as a complementary measure to its entire consolidated statements of cash flows since purchases of property and equipment are a necessary component of ongoing operations. These non-GAAP measures are not measurements of the Company’s financial performance under GAAP and have limitations as analytical tools. Accordingly, these non-GAAP financial measures should not be considered a substitute for, or superior to, net income or operating income or other financial measures calculated in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of the Company’s profitability or liquidity. The Company cautions that other companies in Ellie Mae’s industry may calculate adjusted net income and adjusted EBITDA differently than the Company does, further limiting their usefulness as a comparative measure. A reconciliation of net income to adjusted net income and adjusted EBITDA is included in the tables below.

Exhibit 99.1

Quarterly Conference Call
Ellie Mae will discuss its second quarter results today, July 31, 2014, via teleconference at 4:30 p.m. Eastern Time. To access the call, please dial 800-378-1475 or 719-457-2695 at least five minutes prior to the 4:30 p.m. Eastern Time start time. A live webcast of the call will be available on the Investor Relations section of the Company’s website at http://ir.elliemae.com. An audio replay of the call will be available through August 14, 2014 by dialing 888-203-1112 or 719-457-0820 and entering access code 7912312.

About Ellie Mae
Ellie Mae (NYSE: ELLI) is a leading provider of innovative on-demand software solutions and services for the residential mortgage industry. Ellie Mae’s all-in-one Encompass® mortgage management solution provides one system of record that allows banks, credit unions and mortgage lenders to originate and fund mortgages and improve compliance, loan quality and efficiency. Visit EllieMae.com or call 877.355.4362 to learn more.
© 2014 Ellie Mae, Inc. Ellie Mae®, Encompass®, DataTrac®, Ellie Mae Network™, Total Quality Loan™, TQL™ and the Ellie Mae logo are registered trademarks or trademarks of Ellie Mae, Inc. or its subsidiaries. All rights reserved. Other company and product names may be trademarks or copyrights of their respective owners.

Forward-Looking Statements
This press release contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include discussions regarding our ability to strengthen our infrastructure and enhance our system capacity, reliability and security, growth opportunities, projected revenue, net income, adjusted EBITDA and adjusted net income for the third quarter and fiscal year 2014, as well as discussions regarding potential increases in investment in growth initiatives and further enhancement of the Company’s capabilities. These statements involve known and unknown risks, uncertainties and other factors which may cause Ellie Mae’s results to be materially different than those expressed or implied in such statements. Such differences may be based on factors such as changes in the volume of residential mortgage volume in the United States; changes in other macroeconomic factors affecting the residential real estate industry; changes in strategic planning decisions by management; our ability to manage growth and expenses as we continue to scale our business; reallocation of internal resources; changes in anticipated rates of existing customer conversions and SaaS seat additions, and new customer acquisitions; the possibility that economic benefits of future opportunities may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays and disruptions, including changing relationships with partners, customers, employees or suppliers; the satisfactory performance, reliability and availability of our products and services; the amount of costs incurred in connection with supporting and integrating new customers and partners; ongoing personnel and logistical challenges of managing a larger organization; changes in other macroeconomic factors affecting the residential real estate industry and other risk factors

Exhibit 99.1

included in documents that Ellie Mae has filed with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2013. Other unknown or unpredictable factors also could have material adverse effects on Ellie Mae’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Ellie Mae cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Ellie Mae expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

IR Contacts:

Edgar Luce
Executive VP and CFO
Ellie Mae, Inc.
IR@elliemae.com
+1-925-227-7079
or
Lisa Laukkanen
The Blueshirt Group for Ellie Mae, Inc.
lisa@blueshirtgroup.com
+1-415-217-4967

# # #

Exhibit 99.1

Ellie Mae, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share amounts)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$34,001	$33,462
Short-term investments	43,585	46,325
Accounts receivable, net of allowances for doubtful accounts of $131 and $81 as of June 30, 2014 and December 31, 2013, respectively	16,781	12,024
Prepaid expenses and other current assets	5,977	6,473
Total current assets	100,344	98,284
Property and equipment, net	18,725	12,751
Long-term investments	64,829	56,285
Other intangible assets, net	7,661	5,089
Goodwill	52,460	51,051
Deposits and other assets	5,454	5,112
Total assets	$249,473	$228,572
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,676	$3,783
Accrued and other current liabilities	11,971	10,224
Acquisition holdback, net of discount	1,993	1,965
Deferred revenue	4,570	4,752
Total current liabilities	22,210	20,724
Leases payable, net of current portion	445	175
Other long-term liabilities	1,221	777
Total liabilities	23,876	21,676

Stockholders’ equity:
Common stock, $0.0001 par value per share; 140,000,000 authorized shares, 28,277,649 and 27,624,025 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	3	3
Additional paid-in capital	225,534	212,043
Accumulated other comprehensive income (loss)	38	(34)
Retained earnings (accumulated deficit)	22	(5,116)
Total stockholders’ equity	225,597	206,896
Total liabilities and stockholders’ equity	$249,473	$228,572

Exhibit 99.1

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months ended June 30,		Six Months ended June 30,
	2014	2013	2014	2013
Revenues	$39,984	$34,270	$72,162	$65,125
Cost of revenues	10,576	8,607	19,776	16,218
Gross profit	29,408	25,663	52,386	48,907
Operating expenses:
Sales and marketing	6,451	5,167	12,546	10,070
Research and development	6,077	6,530	12,892	12,078
General and administrative	9,551	7,975	18,544	15,561
Total operating expenses	22,079	19,672	43,982	37,709
Income from operations	7,329	5,991	8,404	11,198
Other income, net	109	151	209	272
Income before income taxes	7,438	6,142	8,613	11,470
Income tax provision	3,082	2,457	3,475	3,872
Net income	$4,356	$3,685	$5,138	$7,598
Net income per share of common stock:
Basic	$0.16	$0.14	$0.19	$0.29
Diluted	$0.15	$0.13	$0.18	$0.27
Weighted average common shares used in computing net income per share of common stock:
Basic	27,617,142	26,368,860	27,479,035	26,268,134
Diluted	29,288,928	28,281,922	29,192,867	28,182,572

Net income	$4,356	$3,685	$5,138	$7,598
Other comprehensive income (loss), net of taxes:
Unrealized gain (loss) on investments	75	(28)	72	(123)
Comprehensive income	$4,431	$3,657	$5,210	$7,475

Exhibit 99.1

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,138	$7,598
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,320	2,273
Provision for uncollectible accounts receivable	58	1
Amortization of other intangible assets	1,040	721
Amortization of discount related to acquisition holdback	29	69
Stock-based compensation	7,488	7,508
Excess tax benefit from exercise of stock options	(2,256)	(249)
Deferred income taxes	—	(137)
Amortization of investment premium	669	852
Changes in operating assets and liabilities:
Accounts receivable	(4,815)	(1,708)
Prepaid expenses and other current assets	1,447	(549)
Deposits and other assets	(342)	(1,116)
Accounts payable	374	1,640
Accrued, other current and other liabilities	2,834	4,011
Deferred revenue	(181)	(252)
Net cash provided by operating activities	13,803	20,662
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(7,421)	(3,393)
Purchases of investments	(38,867)	(63,344)
Maturities of investments	32,466	41,842
Acquisitions	(4,500)	—
Net cash used in investing activities	(18,322)	(24,895)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital lease obligations	(735)	(363)
Proceeds from issuance of common stock under employee stock plans	4,038	1,985
Tax payments related to shares withheld for vested restricted stock units	(501)	(26)
Excess tax benefit from exercise of stock options	2,256	249
Net cash provided by financing activities	5,058	1,845
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	539	(2,388)
CASH AND CASH EQUIVALENTS, Beginning of period	33,462	44,114
CASH AND CASH EQUIVALENTS, End of period	$34,001	$41,726
Supplemental disclosure of cash flow information:
Cash paid for interest	$39	$156
Cash paid for income taxes	$18	$1,736
Supplemental disclosure of non-cash investing and financing activities:
Fixed asset purchases not yet paid	$404	$218
Stock-based compensation capitalized to property and equipment	$210	$39
Acquisition of property and equipment under capital leases	$1,195	$1,271

Exhibit 99.1

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months ended June 30,		Six Months ended June 30,
	2014	2013	2014	2013
Net income	$4,356	$3,685	$5,138	$7,598
Depreciation	1,163	1,178	2,320	2,273
Amortization of other intangible assets	535	360	1,040	721
Other income, net	(109)	(151)	(209)	(272)
Income tax provision	3,082	2,457	3,475	3,872
EBITDA	9,027	7,529	11,764	14,192

Non-cash, stock-based compensation expenses	4,178	4,135	7,488	7,508
Adjusted EBITDA	$13,205	$11,664	$19,252	$21,700

Net income	$4,356	$3,685	$5,138	$7,598
Non-cash, stock-based compensation expenses	4,178	4,135	7,488	7,508
Amortization of other intangible assets	535	360	1,040	721
Adjusted net income	$9,069	$8,180	$13,666	$15,827

Shares used to compute non-GAAP net income per share
Basic	27,617,142	26,368,860	27,479,035	26,268,134
Diluted	29,288,928	28,281,922	29,192,867	28,182,572

Adjusted net income per share
Basic	$0.33	$0.31	$0.50	$0.60
Diluted	$0.31	$0.29	$0.47	$0.56

Net cash provided by operating activities	$11,680	$11,442	$13,803	$20,662
Acquisition of property and equipment	(4,873)	(2,044)	(7,421)	(3,393)
Free cash flow	$6,807	$9,398	$6,382	$17,269

Exhibit 99.1

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Third Quarter 2014 Projected Range		Fiscal 2014 Projected Range
Net Income	$1,600	$2,000	$8,800	$9,500

Depreciation	1,250	1,450	5,800	6,000
Amortization of intangible assets	500	600	2,100	2,200
Income tax provision/other	2,100	2,300	5,800	6,000
EBITDA	5,450	6,350	22,500	23,700

Non-cash, stock-based compensation expenses	4,250	4,450	18,000	18,500
Adjusted EBITDA	$9,700	$10,800	$40,500	$42,200

Net Income	$1,600	$2,000	$8,800	$9,500
Non-cash, stock-based compensation expenses	4,250	4,450	18,000	18,500
Amortization of intangible assets	500	600	2,100	2,200
Adjusted net income	$6,350	$7,050	$28,900	$30,200

Shares used to compute non-GAAP net income per share
Diluted	30,450,000	30,760,000	29,500,000	30,000,000

Projected net income per share
Diluted	$0.05	$0.07	$0.30	$0.32

Adjusted net income per share
Diluted	$0.21	$0.23	$0.98	$1.01